EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated May 21, 2010, relating to the financial statements and financial statement schedule of Computer Sciences Corporation (the Company) and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended April 2, 2010.

/s/ Deloitte & Touche LLP

McLean, Virginia

November 10, 2010